UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 18, 2010

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORYARRANGEMENTS OF CERTAIN OFFICERS.

On October 18, 2010, Ms. Crystal Chen resigned from her position as Chief Financial Officer of QKL Stores Inc. (the “Company”) .  On October 18, 2010, the Company, through Daqing QKL Chain Commerce & Trade Co., Ltd. (the “QKL Chain”), a company that the Company controls through a series of contractual arrangements, entered into an employment contract (the “Employment Contract”) with Mr. Tsz-Kit (Jerry) Chan  to serve as Chief Financial Officer of the Company.   The appointment of Mr. Chan was unanimously approved by the Company’s Board of Directors and Compensation Committee.

The term of the Employment Contract is for two years and will expire on October 17, 2012. The term will automatically extend for two-year periods unless either party provides thirty days’ written notice of termination of the Employment Contract prior to the end of the initial term or any extension thereof. Pursuant to the Employment Contract, Mr. Chan will receive an after-tax monthly salary of RMB 50,000 (approximately US$ 7,460) per month Mr. Chan will be granted stock options on an annual basis based on his work performance and the performance of the Company in accordance with the Company’s employee stock option plan.  According to the Employment Contract, the Company may terminate the employment with Mr. Chan for causes defined in the Employment Contract with thirty days’ advance written notice, in which event Mr. Chan will be entitled to receive compensation in accordance with relevant laws and regulations. Under certain circumstances provided in the Employment Contract, the Company may elect to pay an additional month’s salary to replace its written notice advancement obligation. Mr. Chan may terminate the employment with the Company by giving a thirty-day advance written notice to the Company.  Both the Company and Mr. Chan may terminate the employment for causes provided in the Employment Contract without advance written notice. The Employment Contract also contains covenants regarding non-competition and confidentiality.

Mr.  Chan, age 34,  is currently an independent non-executive Director of New Smart Energy Group Limited, a Hong Kong main board-listed company, serving as the chairman and a member of the Audit Committee. Mr. Chan was a partner in a Hong Kong CPA firm, Albert Wong & Co, from 2007 to 2010, and was a manager at that firm from 2005 to 2007.  Mr. Chan graduated from the Hong Kong Polytechnic University with a bachelor degree in Accountancy in 1998e and also obtained an MBA from the Chinese University of Hong Kong in 2001. Mr. Chan is a member of the Association of Chartered Certified Accountants (ACCA) and a fellow member of the Hong Kong Institute of Certified Public Accountants (HKICPA), and has the Practising Certificate of Hong Kong SAR. Mr. Chan is also a member of the American Institute of Certified Public Accountants (AICPA), and holds an active license in the Colorado State Board of Accountancy.

A copy of the Employment Contract is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1           Employment Agreement effective as of October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Zhuangyi Wang
Name:	Zhuangyi Wang
Title:	Chief Executive Officer

Dated: October 22, 2010